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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES - MERCURY GENERAL CORPORATION


Mercury Casualty Company (100% owned)
Mercury Insurance Company (100% owned by Mercury Casualty Company)
California General Underwriters Insurance Company, Inc. (100% owned by Mercury
  Casualty Company)
California Automobile Insurance Company (100% owned)
Mercury Insurance Company of Georgia  (100% owned by California Automobile
  Insurance Company)
Mercury Indemnity Company of Georgia (100% owned)
Mercury Insurance Company of Illinois  (100% owned)
Mercury Indemnity Company of Illinois (100% owned by Mercury Insurance Company of Illinois)
American Fidelity Insurance Company (100% owned)
Cimarron Insurance Company (100% owned by American Fidelity Ins. Company)
AFI Management Company, Inc. (100% owned by American Fidelity Ins. Company) **

** Attorney-in-fact for American Fidelity Lloyds Insurance Co., whose results are consolidated with Mercury General Corporation